                                  AGREEMENT


     THIS AGREEMENT is made as of the 30th day of January, 1996, by and between Michaels Stores, Inc., a Delaware corporation (the "Company"), and Jack E. Bush ("Bush").


                               R E C I T A L S


     A. Bush was a director of the Company and was employed by the Company as its President and Chief Operating Officer until his resignation on August 8, 1995.

     B. The Company wishes to engage Bush's services as a consultant, and Bush wishes to perform services for the Company as a consultant, on the terms set forth in this Agreement.

     C. The Company also wishes to discharge its prior commitment to Bush with respect to certain deferred income benefits, all as set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

     1.   CONSULTING SERVICES.

          (a) SERVICES. The Company retains Bush to perform consulting and advisory services to the Company, and Bush agrees to act as a consultant and advisor to the Company, for the period beginning on February 1, 1996, and ending on January 31, 1999 (the "Contract Period"). During the Contract Period, Bush will be available in person and by telephone in and around the geographic areas of the Company's operations and at such other designated areas of assignment as may be made from time to time to perform such consulting and advisory services to the Company at such time or times as the Chairman of the Company may request. In addition, both during the Contract Period and thereafter, Bush will make himself available to assist in the defense of any litigation against the Company. During the Contract Period, Bush may serve as a director of or consultant to any corporation that does not compete directly or indirectly with the Company.

          (b) INDEPENDENT CONTRACTOR STATUS. The Company and Bush agree that Bush will perform services pursuant to this Agreement as an independent contractor and not as an employee, agent, partner, or joint venturer of the Company. Bush acknowledges that as an independent contractor he is not eligible to participate in employee benefit plans of the Company and will not be entitled to employee benefits except as set forth in paragraph 3.

     2. COMPENSATION. As compensation for Bush's services pursuant to this Agreement and in satisfaction of the Company's deferred compensation obligations to him, the Company will pay Bush the following sums:

          (a) CONSULTING FEES. Bush will be paid a consulting fee in monthly installments in advance at the rate of $153,500 per year for the period beginning on February 1, 1996, and ending on January 31, 1999.

          (b) DEFERRED COMPENSATION ACCOUNT. The Company will establish a deferred compensation account for Bush on its books and will credit to the account the sum of $1,918,750. The deferred compensation account will be paid to Bush on the earlier of (i) February 1, 1999, or (ii) ten days after the occurrence of a Change in Control as hereinafter defined. Notwithstanding the foregoing, prior to February 1, 1999, and prior to a Change in Control, Bush may, upon ten days prior written notice to the Company, withdraw all or any portion of the deferred compensation account at any time, and the Company will deduct from the deferred compensation account balance an amount for such early withdrawal. The amount of the deduction will be equal to 24% of the amount withdrawn, if the withdrawal is made on or before February 1, 1996; 16% of the amount withdrawn, if the withdrawal is made on February 1, 1997; and 10% of the amount withdrawn, if the withdrawal is made on or after February 1, 1998. If Bush makes a withdrawal from the deferred compensation account after February 1, 1996, and before February 1, 1997, the amount of the deduction will be equal to 24% reduced by 0.667% for each full calendar month by which the date of withdrawal is after February 1, 1996; and if Bush makes a withdrawal from the deferred compensation account after February 1, 1997, and before February 1, 1998, the amount of the deduction will be equal to 16% reduced by 0.5% for each full calendar month by which the date of withdrawal is after February 1, 1997. For purposes of this Agreement, a Change in Control means a Change in Control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as such disclosure requirement may in the future be otherwise identified, whether or not the Company is then subject to such reporting requirement.

          (c) SUPPLEMENTAL RETIREMENT BENEFITS. The Company will purchase a single-life annuity providing for payments to Bush of $60,000 per year for life beginning on Bush's 65th birthday. The purchase of such annuity will satisfy in full the Company's obligation to provide Bush with an annuity, as set



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

forth in the letter dated June 25, 1991, from the Chairman of the Company to Bush.

          (d) DEFERRED SALARY. During the course of his employment Bush elected, pursuant to the Michaels Stores, Inc. Nonqualified Retirement Plan effective September 1, 1994, to defer salary payments in the aggregate amount of $431,701.00. Promptly upon the execution of this Agreement by Bush, the Company will pay to Bush the sum of $467,865.38, which represents the full amount of Bush's deferred salary payments plus simple interest at the rate of 8% per annum, accrued from the date of deferral of each salary payment to January 30, 1996.

          (e) EXPENSES. If, in performance of his obligations under this Agreement, Bush is required to travel more than 30 miles from his principal residence, wherever that might be, the Company will reimburse Bush for reasonable expenses (supported by receipts satisfactory to the Company) incurred as a result of such travel, including without limitation reasonable expense for travel to and from his principal residence and food and lodging while away from his principal residence. Further, if Bush is required to incur any other actual out-of-pocket expenses in connection with the performance of his obligations under this Agreement, the Company will reimburse Bush for such expenses, provided such expenses are approved in advance by the Company and Bush furnishes the Company with receipts for such expenses satisfactory to the Company.

     3.   BENEFITS.

          (a) MEDICAL BENEFITS. During the Contract Period, the Company will provide health care benefits to Bush under the Company's executive medical plan on the same terms as such benefits are available to active executive employees of the Company.

          (b) LIFE AND DISABILITY BENEFITS. During the term of the Contract, the Company will provide life insurance and disability benefits to Bush on the same terms as such benefits are provided to an active employee with annual compensation of $153,500.

          (c) 401(k) BENEFITS. Bush may defer distribution of his benefits under the Company's Employees 401(k) Plan until the end of the Contract Period or may elect to receive such benefits at any time during the Contract Period. All distributions will be made in accordance with the provisions of the Employees 401(k) Plan.

          (d) AAIRPASS. The Company hereby transfers and assigns to Bush its interest in and to the American Airlines

AAirpass (the "AAirpass") purchased for his use by the Company and currently in his possession. Bush hereby assumes full responsibility for all current and future charges, fees and assessments incurred under the AAirpass and indemnifies the Company against such charges, fees and assessments.

          (e) AUTOMOBILE. During the Contract Period, Bush may continue to use the automobile purchased for his use by the Company and currently in his possession and at the end of the Contract Period may purchase from the Company such automobile at the then fair market value of the automobile.

          (f)  TAX MATTERS.  During the term of the Contract Period, the
Company will make available to Bush tax preparation services to the same extent such services were provided to him during his employment by the Company. Bush will pay and be solely liable for all income and other taxes and charges imposed as a result of payments made or other benefits provided to him pursuant to this Agreement.

          (g) LIABILITY INSURANCE. The Company will cover Bush under a policy of officers' and directors' liability insurance with respect to his prior service as an officer and director of the Company which will provide coverage that is comparable to that provided to other individuals serving as executive officers and directors of the Company during the period of such prior service by Bush.

     4.   RELEASE OF CLAIMS.

          (a) RELEASE. As a material inducement to the Company to enter into this Agreement, Bush hereby irrevocably and unconditionally releases, acquits, and forever discharges the Company and each of the Company's stockholders, predecessors, successors, assigns, agents, directors, officers, employees, representatives, attorneys, divisions, subsidiaries and Affiliates (and agents, directors, officers, employees, representatives and attorneys of such divisions, subsidiaries and Affiliates), and all persons acting by, through, under or in concert with any of them (collectively, "Releasees"), or any of them, from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including without limitation attorney's fees and costs actually incurred), of any nature whatsoever (other than obligations arising solely under this Agreement), known or unknown ("Claim" or "Claims"), which Bush now has, owns, or holds, or claims to have, own, or hold, or which Bush at any time heretofore had, owned, or held, or claimed to have, own, or hold, against each or any of the Releasees, including but not limited to (i) claims of age discrimination under the AGE DISCRIMINATION

IN EMPLOYMENT ACT OF 1967, as amended; (ii) any and all Claims related to Bush's employment with the Company; and (iii) any and all Claims related to the termination of Bush's employment with the Company. Bush further agrees not to file, initiate or pursue any claim, suit, civil action, complaint or administrative action in or with any court or agency with respect to any such Claim. Bush represents and warrants to the Company that Bush has not heretofore assigned or transferred, or purported to assign or transfer, to any person or entity, any Claim or any portion thereof or interest therein.

          (b) ADVICE IN WRITING. Bush represents and agrees that Bush was advised by the Company in writing, by the letter to Bush transmitting this Agreement, to consult with an attorney of Bush's choice prior to signing this Agreement.

          (c) PERIOD OF CONSIDERATION. Bush represents and agrees that the Company has given Bush at least 21 days to consider whether to execute this Agreement and during that time Bush has had this Agreement in Bush's possession.

          (d) VOLUNTARY ACT. Bush represents and agrees that Bush is fully aware of Bush's right to discuss any and all aspects of this matter with an attorney of Bush's choice, that Bush has carefully read and fully understands all of the provisions of this Agreement, and that Bush is voluntarily entering into this Agreement.

          (e) REVOCATION PERIOD. It is expressly agreed that for seven days following execution of this Agreement by Bush, Bush may revoke this Agreement; it is further expressly agreed by the parties that this Agreement will not become effective or enforceable until the seven-day revocation period described above has expired.

          5. CONFIDENTIAL INFORMATION. Bush recognizes and acknowledges that in the course of his employment with the Company he has obtained, and during the Contract Period may obtain, private or confidential information and proprietary data relating to the Company and its Affiliates (as hereinafter defined), including without limitation financial information, customer and/or supplier lists and other data which are valuable assets and property rights of the Company and its Affiliates. All of such private or confidential information and proprietary data is referred to in this Agreement as "Confidential Information;" provided, however, that Confidential Information will not include any information known generally to the public or disclosed through any public filing of information with any governing regulatory authority (other than as a result of unauthorized disclosure by Bush). Bush agrees that he will not, during the Contract Period or any time thereafter, either directly or indirectly, disclose or use Confidential Information except with the prior written consent of the President or the Chief Executive officer of the Company. As used in this Agreement, the term "Affiliate" means any direct or indirect subsidiary of the Company; any other entity in which the Company or any of its direct or indirect subsidiaries owns more than 50% of the outstanding equity or beneficial interests; any officer, director or employee of the Company or of any of the foregoing entities; and any former officer, director or employee of the Company or of any of the foregoing entities.

          6. NON-COMPETITION. Bush agrees that he will not during the Contract Period and for a period of one year thereafter, in his individual capacity or on behalf of another (i) divert or attempt to divert any customer or supplier of the Company or any Affiliate or (ii) hire or offer to hire any of the Company's officers, employees or agents or persuade or attempt to persuade in any manner any officer, employee or agent of the Company to discontinue any relationship with the Company.

          7. DEATH BENEFITS. Notwithstanding any other provision of this Agreement, in the event of Bush's death prior to January 31, 1999, the Contract Period will end on the date of such death. On his death, the balance of Bush's deferred compensation account described in paragraph 2(a) will be paid to Bush's spouse, if she survives him, and if Bush has no surviving spouse, to his estate. Bush's surviving spouse, if any, may continue to participate in the Company's medical plan on the same terms applicable to unmarried active employees through January 31, 1999.

          8. BINDING EFFECT. This Agreement will inure to the benefit of and be binding upon the Company, its subsidiaries, successors and assigns, including, without limitation, any person, partnership, company or corporation which may acquire substantially all of the Company's assets or business or with or into which the Company may be liquidated, consolidated, merged or otherwise combined, and will inure to the benefit of and be binding upon Bush, his heirs, distributees, and personal representatives.

          9. SOURCE OF PAYMENTS. All payments provided for in paragraph 2 will be paid in cash from the general funds of the Company. Bush's status with respect to amounts owed under paragraph 2 will be that of a general unsecured creditor of the Company, and Bush will have no right, title, or interest whatsoever in or to any investments which the Company may make to assist the Company in meeting its obligations under this Agreement. Nothing contained in this Agreement will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and Bush or any other person.

     10. WITHHOLDING OF Taxes. The Company may withhold from any compensation or benefits payable under this Agreement all taxes that are required to be withheld by any applicable law, regulation or ruling.

     11. SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, in whole or part, such invalidity will not affect any otherwise valid provision, and all other valid provisions will remain in full force and effect.

     12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together will constitute one document.

     13. TITLES. The titles and headings preceding the text of the sections and subsections of this Agreement have been inserted solely for convenience of reference and do not constitute a part of this Agreement or affect its meaning, interpretation or effect.

     14. WAIVER. The failure of either party to insist in any one or more instances upon performance of any terms or conditions of this Agreement will not be construed as a waiver of future performance of any such term, covenant, or condition and the obligations of either party with respect to such term, covenant or condition will continue in full force and effect.

     15. NOTICES. All notices required or permitted to be given under this Agreement will be given in writing and will be deemed sufficiently given if delivered by hand or mailed by registered or certified mail, return receipt requested, to Bush's last address furnished to the Company and to the Company's principal executive offices. Either party may, by giving notice to the other party in accordance with this paragraph, change the address at which it is to receive notices under this Agreement.

     16. ENTIRE AGREEMENT; MODIFICATION. This Agreement supersedes all previous agreements, negotiations, or communications between Bush and the Company and contains the complete and exclusive expression of the understanding between the parties. This Agreement cannot be amended, modified, or supplemented in any respect except by a subsequent written agreement entered into by both parties.

     17. GOVERNING LAW. THIS AGREEMENT WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, INCLUDING WITHOUT LIMITATION, THE TEXAS STATUTE OF LIMITATIONS, BUT WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS OF SUCH STATE.

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     IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.


                                       MICHAELS STORES, INC.




                                       By: /s/ R. DON MORRIS
                                          ------------------------------------
                                           R. Don Morris
                                           Executive Vice President & CFO


                                           /s/ JACK E. BUSH
                                       ---------------------------------------
                                           Jack E. Bush